Exhibit 10.10

CHECKSMART FINANCIAL HOLDINGS CORP.

2006 MANAGEMENT EQUITY INCENTIVE PLAN

OPTION GRANT AWARD AGREEMENT

GRANT TO:

THIS AGREEMENT (the “Agreement”) is made as of December 31, 2008 (the “Grant Date”), between CheckSmart Financial Holdings Corp., a Delaware corporation (together with its successors, the “Company”), and                     , who is an employee of the Company or one  of its Subsidiaries (the “Grantee”). Capitalized terms, unless defined in Section 10 or a prior section of this Agreement, shall have the same meanings as in the Plan (as defined below).

WHEREAS, in connection with the Grantee’s employment with the Company or one of its Subsidiaries, the Company desires to grant to the Grantee an option to purchase a certain number of shares of Class A Common Stock, par value $0.01, of the Company (“Options”) on the date hereof pursuant to the terms and conditions of this Agreement and the Company’s 2006 Management Equity Incentive Plan, as amended (the “Plan”).

WHEREAS, the Board has determined that it would be to the advantage, and in the best interest, of the Company and its shareholders to grant the Options provided for herein to the Grantee as an incentive for increased efforts during his employment with the Company or one of its Subsidiaries.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.        GRANT OF OPTIONS AWARD

(a)           Grant.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Grantee the following:

(i)                                              Options, which will be earned based on time (the “Time Options”); and

(ii)                                             Options which will be earned based on achievement of certain targets upon the consummation of a Liquidity Event (the “Performance Options”);

(b)           Plan.  The foregoing awards are granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

(c)           No Rights as Stockholder.  It shall be understood that none of the terms contained herein grant to the Grantee any rights as a stockholder, and such Grantee shall not have any such rights unless and until such Grantee receives Shares in connection with the exercise of Options.

SECTION 2.        RIGHT TO EXERCISE; VESTING

(a)           Vesting.  Subject to the provisions of this Agreement, the following Options shall vest as follows:

(i)            the Time Options shall vest in accordance with the provisions and terms of Schedule A; and

(ii)           the Performance Options shall vest in accordance with the provisions and terms of Schedule B.

(b)           Effect of Vesting.   For each vested Option the Grantee may exercise such Option for one share of Class A Common Stock of the Company.

SECTION 3.        EXERCISE PROCEDURES

(a)           Notice of Exercise.  The Grantee may exercise its Options prior to its expiration as set forth in Section 6 to the extent it they are vested by giving written notice to the Company in form and substance reasonably satisfactory to the Company (such notice, a “Notice of Exercise”) specifying the election to exercise such Options, the number of vested Options which are being exercised and the form of payment.  The Notice of Exercise shall be signed by the Grantee.  The Grantee shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 4 for the full amount of the Exercise Price and, if such person is not then party to the Stockholders Agreement, such person shall be required to execute a Joinder Agreement.

(b)           Issuance of Shares.  After receiving a properly completed and executed Notice of Exercise and, payment for the full amount of the Exercise Price as required by Section 3(a) and, if applicable, an executed joinder agreement to the Stockholders Agreement, the Company shall cause to be issued a certificate or certificates for the Purchased Shares (as defined below), registered in the name of the Grantee (or in the names of such person and his spouse as community property or as joint tenants with right of survivorship), provided that as a condition to the issuance of Purchased Shares hereunder, the Grantee shall make, as of the time of issuance of such Purchased Shares, representations and warranties in a form satisfactory to the Company and substantially similar to those contained in Exhibit A.  In connection with any exercise of this option, the Person exercising this option shall deliver to the Company a duly executed blank share power in the form attached hereto as Exhibit B.  The date of the issuance of the Purchased Shares by the Company to the Grantee, the “Exercise Date”.

(c)           Withholding Requirements.  The Company may withhold any tax (or other governmental obligation) required to be withheld in connection with the exercise of the Option, and as a condition to the settlement of any or exercise of the Option.  Such withholding may be made from any source (including any salary or other compensation payable to the Grantee), and the Grantee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements as a condition to the exercise of the Option (including by remitting to the Company an amount in cash sufficient to satisfy the withholding obligation).  For the avoidance of doubt, the Company will not withhold any amounts greater than the statutory minimum.

SECTION 4.        PAYMENT OF EXERCISE PRICE

(a)           Cash or Check.  In connection with an exercise of the Option, all or part of the Exercise Price may be paid in cash or by check.

(b)           Net Exercise.  Notwithstanding anything in this Agreement to the contrary, in connection with an exercise of the Option, all or part of the Exercise Price may be paid by reducing the number of Shares being purchased pursuant to such exercise by the number of such Shares having an Fair Market Value equal to the Exercise Price.

(c)           Other Methods of Payment for Shares.  At the sole discretion of the Board, all or any part of the Exercise Price and any applicable withholding requirements may be paid by any other method permissible at the time under the terms of the Plan.

SECTION 5.        SECURITIES LAW ISSUES, TRANSFER RESTRICTIONS

(a)           Grantee Acknowledgements and Representations.  The Grantee understands and agrees that:  (x) the Options have not been registered under the Securities Act, (y) the Options are restricted securities under the Securities Act and (z) the Options may not be resold or transferred unless they are first registered under the Securities Act or unless an exemption from such registration is available.  The Grantee hereby makes the representations and warranties set forth in Exhibit A hereto.

(b)           No Registration Rights.  The Company may, but shall not be obligated to, register or qualify the issuance of Purchased Shares to the Grantee, or the resale of any such Purchased Shares by the Grantee under the Securities Act or any other applicable law.

(c)           Transfers.  No Option shall be transferable to any Person for any reason. Any attempt to Transfer any Option shall be null and void and have no force or effect, and the Company shall not, and shall cause any transfer agent not to, give any effect in such entity’s share records to such attempted Transfer.  Any Purchased Shares shall be subject to the restrictions on Transfer as set forth in Article 3 of the Stockholders Agreement, except with respect to a Transfer by will or by the laws of descent and distribution.  Unless otherwise permitted pursuant to the Stockholders Agreement, the Grantee shall not Transfer any Purchased Shares (x) except in compliance with the provisions of Article 3 of the Stockholders Agreement, and (y) unless the transferee shall have agreed in writing to be bound by the terms of this Agreement in a manner acceptable to the Board and otherwise acknowledging that such Purchased Shares are subject to the restrictions set forth in this Agreement.  Any attempt to Transfer any Purchased Shares not in compliance with this Agreement shall be null and void and have no force or effect, and the Company shall not, and shall cause any transfer agent not to, give any effect in such entity’s share records to such attempted Transfer. The Grantee acknowledges that the transfer restrictions contained in this Agreement are reasonable and in the best interests of the Company.

SECTION 6.        TERM OF GRANT.

The Options granted in this Agreement shall expire 10 years from the Closing Date.  In the event that the employment of the Grantee terminates, unless a Notice of Exercise has been given to the Company from the Grantee, all vested Options shall expire on the first anniversary after termination of employment, except in the case of  (i) termination of the Grantee’s employment with the Company or any of its Subsidiaries for Cause, or resignation by the Grantee without Good Reason, in which case the vested Options would terminate upon such termination or resignation, or (ii) death or Disability, in which case the vested Options would terminate on the first anniversary of the date of death or Disability.  Any Options which are unvested at the date of termination of employment will expire on the date of termination, and shall be forfeited.  Further, any part of an Option that is vested (but not exercised) as of the Termination Date, if the Termination Event was a termination by the Company or any of its Subsidiaries for Cause at any time or a resignation by the Grantee without Good Reason will be forfeited and there shall be no settlement with respect thereto.

SECTION 7.        RIGHT OF REPURCHASE UPON TERMINATION OF EMPLOYMENT

(a)           Repurchase Rights.

(i)            Upon the termination of employment of the Grantee by the Company or any of its Subsidiaries for any reason (the reason for the termination of such employment, the “Termination Event” and the date of such termination, the “Termination Date”), subject to the provisions of this Section 7 and the prior approval of the Compensation Committee of the Board (or if there is no such Compensation Committee, the Board), the Company shall have the right (but not the obligation) to purchase, and if such right is exercised, the Grantee shall sell, and shall cause any Permitted Transferees of the Grantee to sell (and such Permitted Transferees shall sell), to the Company, all or any portion (as determined by the Company) of the Purchased Shares (if any) owned by the Grantee or his Permitted Transferees at a price per Settlement Share equal to an amount (the “Termination Price”) (as determined pursuant to Section 7(b) below); provided, that the parties acknowledge that any unvested Options held by the Grantee as of the Termination Date shall be cancelled pursuant to this Agreement.

(ii)           With respect to the Purchased Shares, the Company shall notify the Grantee in writing, within the Call Period whether the Company will exercise its right to purchase the Purchased Shares (the date on which the Grantee is so notified, the “Call Notice Date”).  The Company may assign its right to purchase all or any portion of the Purchased Shares under this Section 7 to the DCP Investor and the DCP Investor may exercise the rights of the Company under this Section 7 in the same manner in which the Company could exercise such rights.

(iii)          The closing of the purchase by the Company or the DCP Investor of Purchased Shares pursuant to this Section 7 shall take place at the principal office of the Company, on the date chosen by either the Company or the DCP Investor, as applicable, which date shall, except as may be reasonably necessary to determine the Termination Price, in no event be more than 45 days after the Call Notice Date.  At such closing, (i) the Company or the DCP Investor, as applicable, shall pay the Grantee and/or such Grantee’s Permitted Transferees, as applicable, against delivery of duly endorsed certificates described below representing such Purchased Shares, the aggregate Termination Price by wire transfer of immediately available federal funds and (ii) the Grantee and/or such Grantee’s Permitted Transferees, as applicable, shall deliver to the Company a certificate or certificates representing the Purchased Shares to be purchased by the Company or the DCP Investor, as applicable, duly endorsed, or with share (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary share (or equivalent) transfer tax stamps affixed. The delivery of a certificate or certificates for the Purchased Shares by any Person selling such Purchased Shares pursuant to this Section 7(a)(iii) shall be deemed a representation and warranty by such Person that: (w) such Person has full right, title and interest in and to such Purchased Shares; (x) such Person has all necessary power and authority and has taken all necessary action to sell such Purchased Shares as contemplated; (y) such Purchased Shares are free and clear of any and all liens or encumbrances; and (z) there is no adverse claim with respect to such Purchased Shares.

(b)           Termination Pricing.  The Termination Price of any Settlement Share shall be determined as follows:

(i)            If the Termination Event was a resignation by the Grantee with Good Reason or termination of the employment of the Grantee by the Company or any of its Subsidiaries without Cause, the Termination Price for such Settlement Share shall be the Fair Market Value on the FMV Calculation Date,

(ii)           if the Termination Event was as a result of the death or Disability of the Grantee, the Termination Price for such Settlement Share shall be the Fair Market Value on the Termination Date, and

(iii)          if the Termination Event was a termination of the employment of the Grantee by the Company or any of its Subsidiaries with Cause, or was a resignation by the Grantee without Good Reason, the Termination Price for such Settlement Share shall be the lower of (i) the Fair Market Value on the FMV Calculation Date or (ii) the Exercise Price per Share.

(c)           Payment Terms.  In the event that the Company, or the DCP Investor if applicable, exercises a Right of Repurchase pursuant to Section 7 of this Agreement, the Company, or the DCP Investor if applicable, shall pay the Termination Price in cash; provided, however, that if the Company has not assigned its right to purchase any or all of the Purchased Shares to the DCP Investor pursuant to Section 7(a)(ii), and is at the time of the Purchase Closing prohibited from purchasing all or any portion of such Purchased Shares (i) because restrictive covenants or other provisions contained in the documents evidencing such entity’s or any of its Affiliates’ indebtedness for borrowed money do not permit or allow such entity to make such payments in cash in whole or in part; or (ii) pursuant to applicable law, then, the portion of the Termination Price not permitted to be made in cash may be paid by the execution and delivery by the Company of a promissory note or other deferred cash payment arrangement (if applicable, any promissory note to be subordinated to the indebtedness for borrowed money of such company or any of its Affiliates) bearing interest at the prime rate, as published in the Wall Street Journal,

Eastern edition, on the first Business Day immediately prior to the day on which such promissory note or other deferred cash payment is issued, with principal and accrued interest payable at such time as is required in the Board’s determination to ensure that any payment pursuant to such promissory note or other deferred cash payment arrangement is not prohibited because of any of the matters described in clauses (i) or (ii) of this Section 7(c) above.

SECTION 8.        ADJUSTMENT OF SHARES

In the event of a Recapitalization, the terms of this award (including, without limitation, the number and kind of Class A Common Shares subject to this award) shall be adjusted as set forth in Section 13(a) of the Plan.

SECTION 9.        MISCELLANEOUS PROVISIONS

(a)           No Retention Rights.  Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in Service or interfere with or otherwise restrict in any way the rights of the Company or any Subsidiary employing the Grantee, which rights are hereby expressly reserved by the Company and any Subsidiary employing the Grantee, to terminate the Grantee’s Service at any time and for any reason, with or without Cause.

(b)           Notices.  All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

If to the Company, to:

CheckSmart Financial Holdings Corp.

7001 Post Road, Suite 200

Dublin, OH 43016

If to the Grantee, to the address that he most recently provided to the Company,

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other party hereto.  All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.  Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether by courier or otherwise, made within two Business Days after the date of such facsimile transmissions; provided that such confirmation mailing or delivery shall not affect the date of receipt, which will be the date that the facsimile successfully transmitted the notice, request or other communication.

(c)           Entire Agreement.  This Agreement and the Plan, together with the Stockholders Agreement and the other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein or therein, constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

(d)           Amendment; Waiver.  No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Grantee, except that the Company may amend or modify the Agreement without the Grantee’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement.  The failure of the Company in any instance to exercise the Right of Repurchase shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the Grantee.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.  Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(e)           Assignment.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee except pursuant to a Transfer in accordance with the provisions of this Agreement.

(f)            Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Grantee and their respective heirs, successors, legal representatives and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Grantee, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g)           Governing Law, Venue.  This Agreement and any matters or disputes related to, in connection with, or arising under this Agreement shall be governed by the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.  Any legal action or proceeding with respect this Agreement shall be brought in the federal or state court sitting in the State of Delaware, and, by execution and delivery of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts.  Each party irrevocably waives any objection which it may now or hereafter have to the laying of venue of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in this paragraph and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(h)           Waiver of Jury Trial.  The Grantee hereby irrevocably waives all right of trial by jury in any legal action or proceeding (including counterclaims) relating to or arising out of or in connection with this Agreement or any of the transactions or relationships hereby contemplated or otherwise in connection with the enforcement of any rights or obligations hereunder.

(i)            Interpretation.  Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation apply:

Headings.  The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not alter the meaning of, or affect the construction or interpretation of, this Agreement.

Section References.  All references in this Agreement to any “Section” are to the corresponding Section of this Agreement.

Schedules/Exhibits.  Any capitalized terms used in any Schedule or Exhibit to this Agreement but are not otherwise defined therein have the meanings set forth in this Agreement.

(j)            Severability.  If any provision of this Agreement is invalid, illegal, or incapable of being enforced by any law, all other provisions of this Agreement remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.  If any provision of this Agreement is held to be invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(k)           Counterparts.  The parties may execute this Agreement in one or more counterparts, each of which constitutes an original copy of this Agreement and all of which, collectively constitute only one agreement.  The signatures of all the parties need not appear on the same counterpart.

(l)            Grantee Undertaking.  The Grantee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or upon the Options or any Purchased Shares pursuant to the provisions of this Agreement.

(m)          Plan; Stockholders Agreement; Counsel.  The Grantee acknowledges and understands that material definitions and provisions concerning the Options or any Purchased Shares and the Grantee’s rights and obligations with respect thereto are set forth in the Plan and the Stockholders Agreement.  The Grantee has had the opportunity to retain counsel, and has read carefully, and understands, the provisions of such documents.

SECTION 10.      DEFINITIONS

(a)           “Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise);

provided, however, that neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of any of the Stockholders (and vice versa), and (b) if such specified Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such specified Person.

(b)           “Board” means the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(c)           “Business Day” has the meaning ascribed to such term in the Stockholders Agreement.

(d)           “Call Period” shall mean from the Termination Date until:

(i)            if the Termination Event is a termination of the employment of the Grantee by the Company or any of its Subsidiaries without Cause, a resignation by the Grantee with Good Reason or a resignation by the Grantee without Good Reason after three years of Service, the later of (A) the date that is 60 days after such Termination Date and (B) the date that is 190 days after the Exercise Date,

(ii)           if the Termination Event is a termination of the employment of the Grantee by the Company or any of its Subsidiaries as a result of the death or Disability of the Grantee, the date that is the later of (i) 60 days after the Termination Date or the date which is 60 days after the Exercise Date, or

(iii)          if the Termination Event is a termination of the employment of the Grantee by the Company or any of its Subsidiaries for Cause, or a resignation by the Grantee without Good Reason within the first years of Service the date which is 60 days after the Exercise Date.

(e)           “Cause”  The Company shall have the right to terminate Grantee’s employment for Cause.  “Cause” shall mean:

(i)            Grantee’s failure or refusal to comply, on a timely basis, with any lawful direction or instruction of the Board;

(ii)           Grantee’s gross negligence or willful misconduct in the performance of his duties as an employee of the Company;

(iii)          Grantee’s commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or act of dishonesty against the Company;

(iv)          conviction of Grantee of a felony or entry by Grantee of a plea of nolo contendre or a plea of guilty under an indictment to a felony; or

(v)           the habitual drug addiction or intoxication of Grantee.

(f)            “Change of Control” shall mean (a) any transaction or series of related transactions, whether or not the Company is a party thereto, in which, after giving effect to such transaction or transactions any “person” or “group” (as such terms are used in Section 13(d) of the Exchange

Act other than a group of which the DCP Investor is a member, acquires, directly or indirectly, in excess of 50% of the Voting Securities, or (b) a sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis (including securities of the Company’s directly or indirectly owned Subsidiaries) to a Person that is not an Affiliate of the Company.

(g)           “Class A Common Stock” means the voting class A common stock of the Company, and any stock into which such Class A Common Stock may hereafter be converted, changed, reclassified or exchanged.

(h)           “Closing” or “Closing Date” shall mean May 1, 2006.

(i)            “Committee” means the compensation committee of the Board of Directors of the Company.

(j)            “DCP Investor” means collectively, Diamond Castle Partners IV, L.P., Diamond Castle Partners IV-A, L.P. and Deal Leaders Fund, L.P or any of their Permitted Transferees.

(k)           “Disability” Grantee’s employment may be terminated if, as a result of Grantee’s incapacity due to physical or mental illness, Grantee is unable to perform his duties for 180 consecutive days and, within 30 days after a notice of termination, which notice of termination may not be given until the expiration of such consecutive 180 day period, is given to Grantee, Grantee has not returned to work.

(l)            “Exercise Price” means $36.00.

(m)          “Fair Market Value” or “FMV” with respect to a share of stock of the Company, shall mean, in the event that such shares are listed on an established U.S. exchange or through the NASDAQ National Market or any established over-the-counter trading system, the average of the closing prices of such Group Equity Securities on such exchange if listed or, if not so listed, the average bid and asked price of such shares reported on the NASDAQ National Market or any established over-the-counter trading system on which prices for such shares are quoted, in each case, for a period of twenty trading days prior to such date of determination, or (ii) if such shares are not publicly traded, a good faith determination by the Board through a reasonable application of a reasonable valuation method.  Such determination shall be conclusive and binding on all persons.

(n)           “FMV Calculation Date” means:

(i)            if the Termination Event is a termination by the Company or any of its Subsidiaries without Cause or a resignation by the Grantee with Good Reason:

(A)          if the Exercise Date occurred 180 days or more before the Termination Date, the Termination Date, and

(ii)                                  if the Termination Event is as a result of the death or Disability of the Grantee, then the Termination Date; and

(iii)                               if the Termination Event is a termination by the Company or any of its Subsidiaries with Cause, then the Termination Date.

(o)                                 “Good Reason” Grantee may resign for “Good Reason” within 30 days after Grantee has actual knowledge of the occurrence, without the written consent of Grantee, of one of the following events:

(i)                                     a reduction in Grantee’s base salary, or non-timely payment of base salary or earned annual bonus not cured by the Company within five business days;

(ii)                                  a material diminution in Grantee’s duties or responsibilities not cured by the Company within 20 days after written notice to the Company; or

(iii)                               a requirement by the Company that Grantee be based in an office that is located more than 20 miles from Grantee’s principal place of employment.

(p)                                 “Initial Public Offering” has the meaning ascribed to such term in the Stockholders Agreement.

(q)                                 “Joinder Agreement” means an agreement substantially in the form of Exhibit A of the Stockholders Agreement, pursuant to which the Grantee shall become a party to the Stockholders Agreement and subject to all of the rights, restrictions and obligations contained therein.

(r)                                    “Liquidity Event” shall mean (i) any transaction or series of related transactions resulting in or involving a Change of Control, or (ii) an Initial Public Offering.

(s)                                   “Permitted Transferee” has the meaning ascribed to such term in the Stockholders Agreement.

(t)                                    “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(u)                                 “Purchased Shares” means any Shares issued pursuant to the exercise of any Option in accordance with the terms of this Agreement.

(v)                                 “Right of Repurchase” means the Company’s right of repurchase described in Section 7 of this Agreement.

(w)                               “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(x)                                 “Service” means service as an employee.

(y)                                 “Share(s)” means a share(s) of Class A Common Stock of the Company.

(z)                                  “Stockholders Agreement” means that certain Stockholders Agreement dated as of May 1, 2006 by and among the Company, the Grantee and the other parties thereto (as the same shall be amended, modified or supplemented from time to time).

(aa)                          “Subsidiary” means, with respect to the Company, any other Person in which the Company, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least 50% of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.

(bb)                          “Transfer” has the meaning ascribed in such term in the Stockholders Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

CHECKSMART FINANCIAL HOLDINGS CORP.

By:	/s/ H. Eugene Lockhart
Name: H. Eugene Lockhart
Title: Chairman

[NAME]

SIGNATURE PAGE TO OPTION AWARD

EXHIBIT A

Investment Representations and Warranties

The Grantee hereby represents and warrants to the Company that:

1.              The Options and Purchased Shares received by her will be held by her for investment only for her own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of applicable U.S. federal or state or foreign securities laws.  The Grantee has no current intention of selling, granting participation in or otherwise distributing the Options or Purchased Shares in violation of applicable U.S. federal or state or foreign securities laws.  The Grantee does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity, or to any third person or entity, with respect to any of the Options or Purchased Shares, in each case, in violation of applicable U.S. federal or state or foreign securities laws.

2.              The Grantee understands that the issuance of the Options and Purchased Shares has not been registered under the Securities Act or any applicable U.S. state or foreign securities laws, and that the Options and Purchased Shares are being issued in reliance on an exemption from registration, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Grantee’s representations as expressed herein.

3.              The Grantee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of her owning the Options and Purchased Shares.  The Grantee is a sophisticated investor, has relied upon independent investigations made by the Grantee and, to the extent believed by the Grantee to be appropriate, the Grantee’s representatives, including the Grantee’s own professional, tax and other advisors, and is making an independent decision to invest in the Options and Purchased Shares.  The Grantee has been furnished with such documents, materials and information that the Grantee deems necessary or appropriate for evaluating an investment in the Company, and the Grantee has read carefully such documents, materials and information and understands and has evaluated the types of risks involved with holding the Options and Purchased Shares.  The Grantee has not relied upon any representations or other information (whether oral or written) from the Company or its shareholders, directors, officers or affiliates, or from any other person or entity, in connection with her investment in the Options and Purchased Shares.  The Grantee acknowledges that the Company has not given any assurances with respect to the tax consequences of the ownership and disposition of the Options and Purchased Shares.

4.              The Grantee has had, prior to her being granted the Options and Purchased Shares, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the transactions contemplated by the Agreement and the Grantee’s holding of the Options and Purchased Shares and to obtain additional information necessary to verify the accuracy of any information furnished to her or to which she had access.  The Grantee confirms that she has satisfied herself with respect to any of the foregoing matters.

5.              The Grantee understands that no U.S. federal or state or foreign agency has passed upon the Options or Purchased Shares or upon the Company, or upon the accuracy, validity or completeness of any documentation provided to the Grantee in connection with the transactions contemplated by the Agreement, nor has any such agency made any finding or determination as to holding the Options or Purchased Shares.

6.              The Grantee understands that there are substantial restrictions on the transferability of the Options and Purchased Shares and that on the date of the Agreement and for an indefinite period thereafter there will be no public market for the Options or Purchased Shares and, accordingly, it may not be possible for the Grantee to liquidate her investment in case of emergency, if at all.  In addition, the Grantee understands that the Agreement and Stockholders Agreement contain substantial restrictions on the transferability of the Options and Purchased Shares and provide that, in the event that the conditions relating to the transfer of any Options or Purchased Shares in such document has not been satisfied, the holder shall not transfer any such Options or Purchased Shares, and unless otherwise specified the Company will not recognize the transfer of any such Options or Purchased Shares on its books and records or issue any share certificates representing any such Options or Purchased Shares, and any purported transfer not in accordance with the terms of the Agreement or the Stockholders Agreement shall be void.  As such, Grantee understands that: a restrictive legend or legends in a form to be set forth in the Agreement and the Stockholders Agreement will be placed on the certificates representing the Options and Purchased Shares; a notation will be made in the appropriate records of the Company indicating that each of the Options and Purchased Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Options and Purchased Shares; and the Grantee will sell, transfer or otherwise dispose of the Options or Purchased Shares only in a manner consistent with its representations set forth herein and then only in accordance with the Agreement and the Stockholders Agreement.

7.              The Grantee understands that (i) the neither the Options nor the Purchased Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, (ii) the Options and Purchased Shares have not been registered under the Securities Act; (iii) the Options and Purchased Shares must be held indefinitely and she must continue to bear the economic risk of holding the Options and Purchased Shares unless such Options and Purchased Shares are subsequently registered under the Securities Act or an exemption from such registration is available; (iv) the Grantee is prepared to bear the economic risk of holding the Options and Purchased Shares for an indefinite period of time; (v) it is not anticipated that there will be any public market for the Options or Purchased Shares; (vi) the Options and Purchased Shares are characterized as “restricted securities” under the U.S. federal securities laws; and (vii) the Options and Purchased Shares may not be sold, transferred or otherwise disposed of except in compliance with federal, state and local law.

8.              The Grantee understands that an investment in the Options or Purchased Shares is not recommended for investors who have any need for a current return on this investment or who cannot bear the risk of losing their entire investment.  In that regard, the Grantee understands that her holding the Options and Purchased Shares involves a high degree of risk of loss.  The Grantee acknowledges that: (i) she has adequate means of providing for her current needs and possible personal contingencies and has no need for liquidity in this investment; (ii) her commitment to investments which are not readily marketable is not disproportionate to her net worth; and (iii) her holding the Options and Purchased Shares will not cause her overall financial commitments to become excessive.

9.              The Grantee is an “accredited investor,” as such term is defined in Rule 501 of the Securities Act.

EXHIBIT B

Share Power

IRREVOCABLE STOCK POWERS

CHECKSMART FINANCIAL HOLDINGS CORP.

FOR VALUE RECEIVED, does hereby sell, assign and transfer unto                                                                           Shares of Class A Common Stock of CheckSmart Financial Holdings Corp., par value $0.01, represented by Certificate No.        herewith and does hereby irrevocably constitute and appoint                                              attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated:
By:

SCHEDULE A

VESTING OF TIME OPTIONS

Subject to the terms set forth in the Agreement and the Plan, the Time Options vest as follows:

(a)                                 Vesting.  100% of the Time Options shall vest upon the consummation of a Liquidity Event.

(b)                                 No Appraisal Rights.  The Grantee shall not be entitled to any appraisal rights in connection with any such Liquidity Event.

SCHEDULE B

VESTING OF PERFORMANCE OPTIONS

Subject to the terms set forth in the Agreement and in the Plan, the Performance Options shall vest as follows:

(a)           Vesting.  The Performance Options shall vest only upon the consummation of a Liquidity Event which results the DCP Investors receiving Aggregate Net Proceeds equal or greater to the DCP Investment (each as defined below).

(b)           No Appraisal Rights. The Grantee shall not be entitled to appraisal rights in connection with any such Liquidity Event.

For purposes of this Schedule B:

“Aggregate Net Proceeds” means

(i)            all cash proceeds actually received by the DCP Investors with respect to the sale or other disposition of shares of its Common Stock to third parties, net of any unreimbursed Sales Costs (as defined below), plus

(ii)           the Fair Market Value of any Marketable Securities actually received by the DCP Investors with respect to the sale or other disposition of shares of its Common Stock to third parties, as determined on the date of the consummation of such sale or other disposition, net of any unreimbursed Sales Costs, plus

(iii)          all cash dividends or the fair market value of any property dividends (other than stock dividends) as determined by the Board in good faith actually received by the DCP Investors in respect of its Common Stock;

provided, however, that (a) Aggregate Net Proceeds shall not include any advisory, management, monitoring, transaction or other fees or any expense reimbursement received by the DCP Investors or any of their affiliates, and (b) any cash dividends received by the DCP Investors shall not be counted more than once in any calculation of Aggregate Net Proceeds.

“DCH Investment” means initially $82,906,798 (namely, the equity investment made by the DCP Investors to purchase Class A Common Stock of the Company at the Closing Date, in connection with the consummation of the transactions contemplated by the Merger Agreement), and shall be adjusted for any cash or other consideration contributed from the DCP Investor to the Company from and after the date hereof and prior to the Liquidity Event.

“Marketable Securities” means freely tradable equity securities of a company that are listed on an established U.S. securities exchange or through the NASDAQ National Market or any established over-the-counter trading system

“Sales Costs” means any costs or expenses (including legal or other advisor costs and expenses), fees (including investment banking fees), commissions or discounts payable directly by the DCP Investors or any of its affiliates in connection with, arising out of or relating to any sale or other disposition of its Common Stock (including in connection with the negotiation, preparation and execution of any transaction documentation with respect to such sale or other disposition).